As filed with the Securities and Exchange Commission on July 13, 2001

                                                     Registration No.  333-03959
================================================================================


                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549
                   _________________________________________

                         POST-EFFECTIVE AMENDMENT NO. 2
                                       TO
                                    FORM S-8
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933
                           _________________________

                          NORTHROP GRUMMAN CORPORATION
                              (Formerly NNG, Inc.)
             (Exact name of Registrant as specified in its charter)
      DELAWARE                        001-16411                  95-4840775
(State of Incorporation)        (Commission File Number)      (I.R.S. Employer
                                                             Identification No.)

                            1840 CENTURY PARK EAST
                        LOS ANGELES, CALIFORNIA  90067
         (Address of Principal Executive Offices, Including Zip Code)
                                (310) 553-6262
             (Registrant's Telephone Number, Including Area Code)


                           _________________________

                                NORTHROP GRUMMAN
        ELECTRONIC SENSORS & SYSTEMS SECTOR UNION REPRESENTED EMPLOYEES
                        SAVINGS AND INVESTMENT PLAN
                 NORTHROP GRUMMAN PEI RETIREMENT SAVINGS PLAN
                            (Full title of the plan)
                           _________________________

                                 W. Burks Terry
                  Corporate Vice President and General Counsel
                          Northrop Grumman Corporation
                             1840 Century Park East
                         Los Angeles, California 90067
                                 (310) 553-6262
           (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                           _________________________
                                   Copies to:
                             Andrew E. Bogen, Esq.
                          Gibson, Dunn & Crutcher LLP
                             333 South Grand Avenue
                       Los Angeles, California 90071-3197
                                 (213) 229-7000

================================================================================

                                EXPLANATORY NOTE
                   POST-EFFECTIVE AMENDMENT NO. 2 TO FORM S-8

   Post-Effective Amendment No. 1 filed on July 10, 2001 incorrectly referred to (i) the Northrop Grumman Electronic Sensors and Systems Sector Union Represented Employees Savings and Investment Plan as the Northrop Grumman Electronic Sensors & Systems Division Savings Program and (ii) the Northrop Grumman PEI Retirement Savings Plan as the Northrop Grumman PEI Savings Plan. This Post-Effective Amendment No. 2 is being filed to correct the names of the two plans to which this registration statement relates.

     This Post-Effective Amendment is being filed pursuant to Rule 414 under the Securities Exchange Act of 1933, as amended (the "Securities Act"), to reflect the creation by Northrop Grumman Systems Corporation (formerly Northrop Grumman Corporation), a Delaware corporation ("Systems"), of a new holding company, Northrop Grumman Corporation (formerly NNG, Inc.) a Delaware corporation ("New Northrop Grumman"), above Systems. The creation of New Northrop Grumman was effected pursuant to an Amended and Restated Agreement and Plan of Merger (the "Amended Merger Agreement"), dated January 23, 2001, among New Northrop Grumman, Systems, Litton Industries, Inc., a Delaware corporation ("Litton") and LII Acquisition Corp., a Delaware corporation and wholly owned subsidiary of New Northrop Grumman ("LII").

     As contemplated by the Amended Merger Agreement, on April 2, 2001, Systems completed a corporate reorganization (the "Northrop Reorganization") that was effected by action of its Board of Directors without a vote of Systems' stockholders, pursuant to Section 251(g) of the Delaware General Corporation Law (the "DGCL") and an Agreement and Plan of Merger, dated as of March 20, 2001 (the "Merger Agreement"), between Systems, New Northrop Grumman and NGC Acquisition Corp., a Delaware corporation and indirect wholly-owned subsidiary of Systems ("NGC"). In the Northrop Reorganization, NGC was merged with and into Systems, with Systems as the surviving corporation and a wholly-owned subsidiary of New Northrop Grumman, the new holding company. Pursuant to the requirements of Section 251(g) of the DGCL, at the effective time of that merger and in connection with the Northrop Reorganization, New Northrop Grumman changed its name from NNG, Inc. to "Northrop Grumman Corporation," and Systems changed its name to "Northrop Grumman Systems Corporation." Upon consummation of the Northrop Reorganization and in accordance with Section 251(g) of the DGCL, (a) all of the outstanding shares of capital stock of Systems were automatically converted into the same number of shares of the same class of capital stock of New Northrop Grumman, and (b) each certificate representing shares of Northrop capital stock, without any action on the part of the holder thereof, is now deemed to represent an equal number of shares of the same class of capital stock of New Northrop Grumman.

     In accordance with Rule 414 under the Securities Act, New Northrop Grumman, as the successor issuer to Systems, hereby expressly adopts this registration statement as its own for all purposes of the Securities Act and the Securities Exchange Act of 1934, as amended. The Northrop Grumman Electronic Sensors & Systems Sector Union Represented Employees Savings and Investment Plan shall continue to be known as the Northrop Grumman Electronic Sensors & Systems Sensor Union Represented Employees Savings and Investment Plan, and the Northrop Grumman PEI Retirement Savings Plan shall continue to be known as the Northrop Grumman PEI Retirement Savings Plan (collectively, the "Plans"). The Plans shall continue to cover employees of Systems. However, shares of stock issued in accordance with the Plans shall be shares of stock of the New Northrop Grumman rather than shares of stock of Systems.

     The applicable registration fees were paid at the time of the original filing of this registration statement.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the city of Los Angeles, state of California, on July 12, 2001

                                       NORTHROP GRUMMAN CORPORATION
                                       (formerly NNG, Inc.)



                                       By: /s/ John H. Mullan
                                           -------------------------------
                                             John H. Mullan
                                             Corporate Vice, Secretary and
                                             Associate General Counsel





     Pursuant to the requirements of the Securities Act of 1933, as amended, this amendment has been signed by the following persons in the capacities and on the dates indicated.


        SIGNATURE                                    TITLE                        DATE
                                             Chairman of the Board,
                                             President and Chief
            *                                Executive Officer and
____________________________                 Director (Principal Executive     July 12, 2001
         Kent Kresa                          Officer)


            *                                Corporate Vice President and
____________________________                 Chief Financial Officer           July 12, 2001
    Richard B. Waugh, Jr                     (Principal Financial Officer)


            *                                Vice President and Controller
____________________________                 (Principal Accounting Officer)    July 12, 2001
       Sandra Wright


            *                                Director                          July 12, 2001
____________________________


    John T. Chain, Jr.

______________________________   Director
      Lewis W. Coleman

____________*_________________   Director                          July 12, 2001
         Vic Fazio

____________*_________________   Director                          July 12, 2001
       Phillip Frost

____________*_________________   Director                          July 12, 2001
     Charles R. Larson

______________________________   Director
       Robert A. Lutz

______________________________   Director
      Aulana L. Peters

______________________________   Director
    John Brooks Slaughter

____________*_________________   Director                          July 12, 2001
     Dr. Ronald D. Sugar

    /s/ John H. Mullan
By: __________________________
        John H. Mullan,
As attorney-in-fact pursuant
  to authority granted under
 Power of Attorney filed with
 this Registration Statement

                                       4